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                                                                   EXHIBIT 10.19



                                     FORM OF
                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement") is made by and between Ribapharm Inc., a Delaware corporation (the "Company"), and [INSERT NAME] ("Employee") and is entered as of the effective date of the initial public offering of the Company (the "Start Date").

                                    RECITALS

      WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the threat of an unsolicited takeover of the Company or ICN
Pharmaceuticals, Inc., a Delaware corporation ("ICN"), may occur which can result in significant distractions of its management personnel because of the uncertainties inherent in such a situation;

      WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of its key management personnel in the event of a threat of a change in control and to ensure their continued dedication and efforts in such event without undue concern for their personal financial and employment security; and

      WHEREAS, in order to induce Employee to remain in the employ of the Company, particularly in the event of a threat of a change in control, the Company desires by this writing to set forth the employment relationship of Employee with the Company, and Employee is willing to enter into such employment relationship on the terms and conditions set forth herein.

                                    AGREEMENT

      NOW THEREFORE, for consideration, the value, sufficiency, and receipt of which are hereby acknowledged, the parties hereto agree as follows.

      1. Employment.

            (a) Position. The Company hereby employs Employee, and Employee agrees to be employed by the Company, commencing on the Start Date and continuing during the term (as defined in Section 2 below). Employee shall hold the position of [INSERT TITLE] of the Company and such other positions as the Board may designate. Employee's duties and responsibilities hereunder shall include (a) providing senior executive management services as the Company may designate through its Board consistent with the position of [INSERT TITLE], and
(b) such other duties and responsibilities as are assigned to Employee from time to time by the Board and accepted by Employee.
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            (b) Performance of Duties. Except as otherwise provided herein or hereafter agreed upon in writing, Employee shall devote reasonable attention and time during usual business hours to the performance of his duties hereunder and shall, except as provided herein, render his services solely and exclusively for the Company during the employment term and agrees to serve the Company diligently, in good faith, and to the best of his abilities. The Employee may
(i) serve on corporate, civil or charitable boards of committees, (ii) manage personal investments and (iii) deliver lectures and teach at education institutions, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities hereunder.

      2. Term. The initial term of this Agreement shall be three (3) years from the Start Date (the "Initial Term"); provided, however, that the term of this Agreement shall be automatically extended for one (1) year on the expiration of the Initial Term and on each anniversary thereof unless either the Company or the Employee shall have given written notice to the other not less than ninety
(90) days prior thereto that the term of this Agreement shall not be so extended; and provided, further, that, notwithstanding any such notice by the Company given after a Change in Control (as defined below) not to extend the term of this Agreement, the term of this Agreement shall not expire prior to the expiration of the third anniversary of a Change in Control.

      3. Base Salary. The Company shall pay Employee during the term of this Agreement a base salary at the rate of $_________ per annum or such larger amount as the Board may from time to time determine (hereinafter referred to as the "Base Salary"). Such Base Salary shall be payable no less frequently than monthly during the year in accordance with the Company's customary payroll practices applicable to its executives. Employee agrees that the Company may deduct and withhold from the payments to be made to Employee hereunder amounts required to be deducted and withheld by the Company under the provisions of any statute, law, regulation, or ordinance heretofore or hereafter enacted.

      4. Benefits. Employee shall be eligible to participate in all stock option, stock bonus, incentive compensation, retirement, savings, fringe benefit, disability insurance, group health and group life, vacation, and similar health and benefit plans maintained by the Company or ICN in accordance with the terms and conditions thereof on a basis which is no less favorable than that applicable to employees of the Company who are similarly situated to Employee. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of Employee's entitlements hereunder, unless such modification is explicitly required herein or by any of such plans.

      5. Vacation and Sick Leave. At such reasonable times as the Board shall in its discretion permit, Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, provided that:

            (a) Employee shall be entitled to annual vacation in accordance with the policies as periodically established by the Board for similarly situated executives of the Company.


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            (b) The Board shall be entitled to grant to Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board in its discretion may determine.

            (c) Employee shall be entitled to sick leave (without loss of pay) in accordance with the Company's policies as in effect from time to time.

      6. Expenses. Employee shall be entitled to reimbursement for reasonable expenses necessary for the performance of his duties hereunder or for promoting, pursuing, or otherwise furthering the business or interests of the Company. All claims for expenses shall be reasonable and made on the basis of statements thereof (together with vouchers or other documents evidencing such expenses) furnished by Employee to the Company at monthly or more frequent intervals and in accordance with the Company's expense reimbursement policy and standard procedures as they exist from time to time.

      7. Office and Facilities. Employee shall be provided with an appropriate office in Costa Mesa, California, or such other place as may be mutually agreed upon and with such secretarial and other support facilities as are commensurate with Employee's status with the Company and adequate for the performance of his duties hereunder.

      8. Termination.

            (a) Employee's employment hereunder may be terminated under the following circumstances:

                  (1) Death. Employee's employment by the Company shall automatically terminate upon Employee's death.

                  (2) Disability. The Company may terminate Employee's employment after having established Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs Employee's ability to substantially perform his duties under this Agreement which continues for a period of at least one hundred eighty
      (180) consecutive days. Employee shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of Employee's Disability during which Employee's ability to substantially perform his duties under this Agreement is impaired due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the Termination Date specified in a Notice of Termination (as each term is hereinafter defined) relating to Employee's Disability, Employee shall be entitled to return to his position with the Company as set forth in this Agreement in which event no Disability of Employee will be deemed to have occurred.

                  (3) Cause. The Company may terminate Employee's employment for Cause. A termination for "Cause" is a termination evidenced by a resolution adopted in good faith by two-thirds (2/3) of the Board that Employee --


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                        (i) willfully and continually failed to substantially
            perform his duties with the Company (other than a failure resulting from Employee's incapacity due to physical or mental illness), or materially breached any of the provisions of this Agreement, which failure or breach continued for a period of at least thirty (30) days after a written notice of demand for substantial performance or other correction has been delivered to Employee specifying the manner in which Employee has failed to substantially perform,

                        (ii) willfully engaged in conduct which is demonstrably
            and materially injurious to the Company, monetarily or otherwise,

                        (iii) has been indicted or convicted of an act which is
            defined as a felony under federal or state law, or

                        (iv) willfully engaged in other acts of misfeasance in
            connection with the performance of his duties;

      provided, however, that no termination of Employee's employment shall be for Cause as set forth in clause (ii) or (iv) above until (x) there shall have been delivered to Employee a copy of a written notice setting forth that Employee was guilty of the conduct set forth in clause (ii) or (iv), as applicable, and specifying the particulars thereof in detail, and (y) Employee shall have been provided an opportunity to be heard by the Board (with the assistance of Employee's counsel if Employee so desires). No act, nor failure to act, on Employee's part, shall be considered "willful" unless he has acted or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by Employee after Notice of Termination is given by Employee shall constitute Cause for purposes of this Agreement.

                  (4) Without Cause. The Company shall have the right and option, exercisable by giving written notice to Employee, to terminate Employee's employment by the Company without Cause and for any reason or for no reason. This right is not limited or restricted by, and shall supersede, any policy of the Company requiring or favoring continued employment of its executives during satisfactory performance, any seniority system or any procedure governing the manner in which the Company's discretion is to be exercised. No exercise by the Company of this termination right shall, under any circumstances, be deemed to constitute (i) a breach by the Company of any term of this Agreement, express or implied (including without limitation a breach of any implied covenant of good faith and fair dealing), (ii) a wrongful discharge of Employee or a wrongful termination of Employee's employment by the Company, (iii) a wrongful deprivation by the Company of Employee's corporate office (or authority, opportunities or other benefits relating thereto) or (iv) the breach by the Company of any other duty or obligation, express or implied, which the Company may owe to Employee pursuant to any principle or provision of law (whether contract or tort); provided, however, that notwithstanding the foregoing, a breach by the Company of its payment obligations pursuant to Section 9 shall be deemed to be a breach of this Agreement.


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                  The failure or refusal of the Company to renew or extend the
      Employment Period shall not constitute a termination of Employee's employment by the Company without Cause under this Agreement.

                  (5) Good Reason. Employee may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in subsections (i) through (viii) below:

                        (i) a change in Employee's status, title, position or
            responsibilities (including reporting responsibilities) which, in Employee's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior to the Change in Control; the assignment to Employee of any duties or responsibilities which, in Employee's reasonable judgment, are inconsistent with such status, title, position or responsibilities immediately prior to the Change in Control; or any removal of Employee from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by Employee other than for Good Reason;

                        (ii) a reduction in Employee's Base Salary;

                        (iii) the Company's requiring Employee to be based at
            any place outside a 30-mile radius from Costa Mesa, California, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

                        (iv) the failure by the Company to (A) continue in
            effect any material compensation or benefit plan in which Employee was participating at the time of the Change in Control, or (B) provide Employee with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

                        (v) the insolvency or the filing (by any party,
            including the Company) of a petition for bankruptcy of the Company;

                        (vi) any material breach by the Company of any material
            provision of this Agreement; and


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                        (vii) any purported termination of Employee's employment
            for Cause by the Company which does not comply with the terms of
            Section 8 of this Agreement.

      Any event or condition described in this Section 8(a)(5)(i) through (vii) which occurs prior to a Change in Control but which (x) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control, or (y) otherwise arose in connection with a Change in Control, shall (provided that a Change in Control actually occurs) constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to a Change in Control. Employee's right to terminate his employment pursuant to this Section 8(a) shall not be affected by his incapacity due to physical or mental illness. "Good Reason" shall not include acts not taken in bad faith which are cured by the Company in all respects not later than thirty (30) days from the date of receipt by the Company of a Notice of Termination from Employee.

            (b) For purposes of this Agreement, a "Change in Control" shall mean any of the following:

                  (1) an acquisition (other than directly from the Company in the case of voting securities of the Company or from the Parent (as defined below) in the case of voting securities of the Parent) of any voting securities (the "Voting Securities") of the Company or its Parent by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than twenty-five percent (25%) of the then outstanding shares of common stock (the "Shares") of the Company or its Parent (as applicable) or the combined voting power of the then-outstanding Voting Securities of the Company or its Parent (as applicable). For purposes of this Agreement, "Parent" shall mean an entity that owns, directly or indirectly, more than fifty percent (50%) of the then-outstanding Shares of the Company or the combined voting power of the then-outstanding Voting Securities of the Company (including ICN prior to (but only prior to) the "Distribution" (as defined below)); provided, however, in determining whether a Change in Control has occurred pursuant to this Section 8(b)(1), Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) sponsored or maintained by (A) the Company or its Parent or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Company Subsidiary") or its Parent (for purposes of this definition, a "Parent Subsidiary"), (ii) the Company, a Parent, any Company Subsidiary, any Parent Subsidiary or any of their affiliates, (iii) any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                  (2) The consummation of:


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                        (i) a merger, consolidation or reorganization with or
into the Company or a Parent, as the case may be, or in which securities of the Company or its Parent are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger where:

                              (A) the stockholders of the Company or such Parent
immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the "Surviving Corporation"), if the Surviving Corporation has no Parent immediately following such Merger, or (y) the ultimate Parent of the Surviving Corporation, if there is one or more Parents of the Surviving Corporation immediately following such Merger; and

                              (B) the members of the "Incumbent Board" (as
defined below) or the "ICN Incumbent Board" (as defined below), as the case may be, immediately prior to the execution of the agreement providing for such Merger, constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if the Surviving Corporation has no Parent immediately following such Merger, or (y) the ultimate Parent of the Surviving Corporation, if there is one or more Parents of the Surviving Corporation immediately following such Merger;

                        (ii) a complete liquidation or dissolution of the Company or a Parent, as the case may be; or

                        (iii) the sale or other disposition of all or substantially all of the assets of the Company or a Parent, as the case may be, to any Person (other than a transfer to a Company Subsidiary or Parent Subsidiary or under conditions that would constitute a Non-Control Transaction (with the disposition of assets being regarded as a Merger for this purpose), the Distribution or any other distribution to the stockholders of the Company or a Parent of the stock of a Company Subsidiary or a Parent Subsidiary or any other assets); or

                  (3) the individuals who, at the time of the initial public offering of the Company, are members of the Board (the "Incumbent Board") cease for any reason to constitute a majority of the members of the Board or, following a Merger which results in a Parent, the board of directors of the ultimate Parent; provided, however, that if the appointment or election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (4) prior to (but only prior to) the Distribution, the individuals who, as of May 1, 2001, are members of the board of directors of ICN (the "ICN Incumbent Board")


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cease for any reason to constitute a majority of the members of such board of directors or, following a merger, consolidation or reorganization with or into ICN that results in a Person owning, directly or indirectly, more than fifty percent (50%) of the then-outstanding Shares of ICN or the combined voting power of the then-outstanding Voting Securities of ICN (an "ICN Parent"), the board of directors of the ultimate ICN Parent; provided, however, that if the appointment or election, or nomination for election by ICN's stockholders, of any new director was approved by a vote of at least two-thirds (2/3) of the ICN Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the ICN Incumbent Board; provided further, however, that no individual shall be considered a member of the ICN Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest or other actual or threatened Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then-outstanding Shares or Voting Securities of the Company or a Parent as a result of the acquisition by the Company or by a Parent of its Shares or Voting Securities which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that, if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company or by such Parent, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then-outstanding Shares or Voting Securities of the Company or of such Parent Beneficially Owned by the Subject Person, then a Change in Control shall occur.

      For purposes of this definition, the "Distribution" shall mean the distribution of the Company's common stock by ICN in one or more transactions occurring after the Company's initial public offering that collectively have the effect that all shares of such common stock held by ICN are distributed to ICN stockholders, whenever such transaction or transactions shall occur.

            (c) Notice of Termination. Any purported termination by the Company or by Employee shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

            (d) Termination Date. "Termination Date" shall mean in the case of Employee's death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

                  (1) if Employee's employment is terminated by the Company for Cause or due to Disability, or voluntarily by Employee (other than for Good Reason), the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice


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of Termination is given to Employee, provided that in the case of Disability
Employee shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days; and

                  (2) if Employee's employment is terminated for Good Reason or without Cause, the date specified in the Notice of Termination shall not be more than sixty (60) days, and shall not be less than thirty (30) days, from the date the Notice of Termination is given to the Company.

      9. Compensation Upon Termination. Upon termination of Employee's employment during the term of this Agreement (including any extensions thereof), Employee shall be entitled to the following benefits:

            (a) Cause, Disability, Death or Voluntary Termination (Other Than for Good Reason). If Employee's employment is terminated by the Company for Cause or Disability or by Employee (other than for Good Reason), or by reason of Employee's death, the Company shall pay Employee all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including (1) Base Salary, (2) reimbursement for any and all monies advanced or expenses incurred in connection with Employee's employment for reasonable and necessary expenses incurred by Employee on behalf of the Company for the period ending on the Termination Date, (3) vacation pay, (4) any bonuses or incentive compensation and (5) any previous compensation which Employee has previously deferred (including any interest earned or credited thereon) (collectively, "Accrued Compensation"). In addition to the foregoing, if Employee's employment is terminated by the Company for Disability or by reason of Employee's death, the Company shall pay to Employee or his beneficiaries (as the case may be) an amount equal to the annual bonus or incentive award that Employee would have been entitled to receive in respect of the fiscal year in which Employee's Termination Date occurs had he continued in employment until the end of such fiscal year, calculated as if all performance targets and goals (if applicable) had been fully met by the Company and by Employee, as applicable, for such year, multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365 (a "Pro Rata Bonus"). Employee's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect.

            (b) Without Cause or Good Reason. If Employee's employment by the Company shall be terminated by the Company other than for Cause, death or Disability, or by Employee for Good Reason, then Employee shall be entitled to the benefits provided below:

                  (i) the Company shall pay Employee all Accrued Compensation and a Pro Rata Bonus;

                  (ii) the Company shall pay Employee as severance pay and in lieu of any further salary for periods subsequent to the Termination Date, in a single payment, an amount in cash equal to three (3) times the sum of (A) Employee's Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of

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Termination is given (or if Employee's employment is terminated after a Change in Control, Employee's Base Salary immediately prior to the Change in Control, if greater) and (B) the "Bonus Amount" (as defined below). The term "Bonus Amount" shall mean (x) the greatest amount of any annual cash bonus or annual incentive compensation received by Employee during the three (3) fiscal years immediately preceding the Termination Date or (y) if no such bonus was received by Employee during any of such three (3) years, then an amount equal to Employee's maximum annual bonus which could be awarded for the fiscal year in which the Termination Date occurs had he continued in employment until the end of such fiscal year, assuming all performance targets and goals (if applicable) had been fully met by the Company and by Employee, as applicable, for such year;

                  (iii) during the thirty-six (36) month period following the Termination Date, the Company shall at its expense continue on behalf of Employee and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits which were being provided to Employee at the time Notice of Termination is given (or, if Employee is terminated following a Change in Control, the benefits provided to Employee at the time of the Change in Control, if greater). The benefits provided in this
Section 9(b)(iii) shall be no less favorable to Employee, in terms of amounts and deductibles and costs to him, than the coverage provided Employee under the plans providing such benefits at the time Notice of Termination is given (or, if Employee is terminated following a Change in Control, at the time of the Change in Control if more favorable to Employee). The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that Employee obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide Employee hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to Employee, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder. This subsection (iii) shall not be interpreted so as to limit any benefits to which Employee or his dependents may be entitled under any of the Company's employee benefit plans, programs or practices following Employee's termination of employment, including without limitation, retiree medical and life insurance benefits;

                  (iv) the Company shall pay in a single payment an amount in cash equal to the excess of (A) the actuarial equivalent of the aggregate retirement benefit Employee would have been entitled to receive under the Company's supplemental and excess retirement plans had (x) Employee remained employed by the Company for an additional three (3) complete years of credited service, (y) his annual compensation during such period been equal to his Base Salary (at the rate used for purposes of subsection (ii)) and the Bonus Amount, and (z) he been fully (100%) vested in his benefit under each such retirement plan, over (B) the actuarial equivalent of the aggregate retirement benefit Employee is actually entitled to receive under such retirement plans. For purposes of this subsection (iv), "actuarial equivalent" shall be determined in accordance with the actuarial assumptions used for the calculation of benefits under any retirement plan as applied prior to the Termination Date in accordance with such plan's past practices (but shall in any event take into account the value of any subsidized early retirement benefit); and

                  (v) notwithstanding anything contained in the Ribapharm Inc. 2002 Stock Option and Award Plan or any grant agreement to the contrary, (A) all restrictions on any outstanding awards (including restricted stock awards) granted by the Company or any subsidiary of the Company to Employee will lapse and such awards will become fully (100%) vested, and (B) all stock options and stock appreciation rights granted by the Company or any subsidiary of the Company to Employee will become fully (100%) vested and will become immediately exercisable for the duration of the term thereof; provided, however, that, notwithstanding anything contained herein to the contrary, in no event shall any such options or stock appreciation rights be exercisable prior to the earlier of
(x) the consummation of the distribution by ICN of its remaining interest in the Company to ICN's shareholders in a tax-free spin-off following the Initial Public Offering and (y) September 30, 2003.

            (c) The amounts provided for in Sections 9(a) and 9(b)(i), (ii) and
(iv) shall be paid within five (5) days after Employee's Termination Date.

            (d) Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Employee in any subsequent employment.

      10. Effect of Section 280G of the Internal Revenue Code.

            (a) Notwithstanding anything contained in this Agreement to the contrary, to the extent that any payment or distribution of any type to or for the benefit of Employee by the Company, any affiliate of the Company, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder), or any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Payments") is or will be subject to the excise tax imposed under Section 4999 of the Code (the "Excise Tax"), then the Payments shall be reduced (but not below zero) if and to the extent that a reduction in the Payments would result in Employee retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise
Tax), than if Employee received the entire amount of such Payments. Unless Employee shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Payments, by first reducing or eliminating the portion of the Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by Employee pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing Employee's rights and entitlements to any benefits or compensation.

            (b) The determination of whether the Payments shall be reduced as provided in Section 10(a) and the amount of such reduction shall be made at the Company's expense by an accounting firm selected by the Company from among the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and Employee within ten (10) days of the Termination Date. If the Accounting Firm determines that no Excise Tax is payable by Employee with respect to the Payments, it shall furnish Employee with an opinion reasonably acceptable to Employee that no Excise Tax will be imposed with respect to any such payments and, absent manifest error, such Determination shall be binding, final and conclusive upon the Company and Employee. If the Accounting Firm determines that an Excise Tax would be payable, Employee shall have the right to accept the Determination of the Accounting Firm as to the extent of the reduction, if any, pursuant to Section 10(a), or to have such Determination reviewed by an accounting firm selected by

Employee, at the expense of the Company, in which case the determination of such second accounting firm shall be binding, final and conclusive upon the Company and Employee.

      11. Employee Covenants.

            (a) Non-Solicit. Employee will not, directly or indirectly (whether for compensation or otherwise), alone or in concert with others, for the Non-Solicit Period (defined below), (a) solicit for employment any employee of the Company or any person who was an employee of the Company during any part of the two (2) year period preceding Employee's termination or otherwise encourage any employee to leave the Company's employ, or (b) solicit any client or customer of the Company or any client or customer which was a client or customer of the Company during any part of the two (2) year period preceding Employee's termination. The "Non-Solicit Period" means the term of this Agreement plus two
(2) years from the end thereof.

            (b) Non-Compete. During the term of the Agreement, Employee will not, directly or indirectly (whether for compensation or otherwise), alone or in concert with others, own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or furnish any capital to, or be connected in any manner with (whether alone or as a partner, officer, director, employee, agent or shareholder), or provide any advice or services as a consultant for, any business which competes with the Company's business or that of any subsidiary, partnership, corporation, joint venture, or other similar entity of which the Company is a shareholder, partner, or member as such business may be conducted from time to time. Notwithstanding the foregoing, Employee may be a passive investor in a business which competes with the Company's business, provided Employee's equity holding does not exceed 2% of such business.

            (c) Proprietary Information. Employee agrees to execute and deliver simultaneously herewith a Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit A.

      12. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against Employee or others.

      13. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which Employee may qualify, nor shall anything herein limit or reduce such rights as Employee may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which Employee is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

      14. Arbitration.

            (a) Procedure. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association ("AAA"), and those provisions of the AAA Employment Arbitration Rules determined by the arbitrators as necessary under applicable law. The arbitration will be binding and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. For controversies or claims involving employment matters only, there will be one (1) arbitrator mutually selected by the parties within ten (10) business days from the date of notification made to one of the parties of the other party's request for arbitration. If the parties fail to agree upon an arbitrator within such ten (10) days, the AAA will promptly appoint the arbitrator in accordance with its rules. For all other controversies or claims, there will be three (3) arbitrators, one arbitrator selected by the Company and one arbitrator selected by Employee, which arbitrators will then jointly select the third arbitrator. If any party fails to nominate an arbitrator within thirty (30) days from the date of notification made to it of a party's request for arbitration, then the AAA will appoint the arbitrator in accordance with its rules. The place of the arbitration will be Los Angeles, California. All arbitrators will have at least ten (10) years experience in commercial or employment-related transactions. The arbitration will commence within sixty (60) days after appointment of the arbitrators and will continue uninterrupted, unless otherwise suspended by the arbitrators for good cause, for not longer than one hundred twenty (120) days (including without limitation any discovery permitted by the arbitrators). The arbitrators will, within such one hundred twenty (120) day period, render a written decision with findings of fact and conclusions of law and deliver such decision to the parties.

            (b) Judicial Relief. Notwithstanding Section 14(a), nothing contained in this Agreement will prevent or be construed to prevent any party from seeking a temporary restraining order, preliminary injunction, other form of interim, provisional, or temporary equitable relief, or the enforcement of any award delivered pursuant to Section 14(a) in any court of competent jurisdiction.

      15. Fees and Expenses. The Company shall pay all legal fees, arbitration costs and related expenses (including the costs of experts, evidence and counsel) incurred by Employee as they become due as a result of (i) Employee's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) Employee's hearing before the Board as contemplated in Section 8(a)(3) of this Agreement, or (iii) Employee's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which Employee is or may be entitled to receive benefits.

      16. Survival. In the event that Employee's employment by the Company is terminated pursuant to the provisions set forth under Section 8 hereof or otherwise, this Agreement shall then also terminate; provided, however, that the rights and obligations set forth under Sections 9, 10, 11, 14 and 15 of this Agreement shall survive until such rights and obligations are fully satisfied in accordance with the terms set forth herein.

      17. Miscellaneous.

            (a) Amendment; Waiver. This Agreement may not be amended or otherwise modified or its provisions waived except by an instrument in writing signed, in the case of an amendment or modification, by all parties hereto and, in the case of waiver, by the party sought to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            (b) Severability. In the event that any one or more of the provisions of this Agreement are held to be invalid, illegal, or unenforceable by a court of competent jurisdiction in a jurisdiction, such invalidity, illegality, or unenforceability in such jurisdiction will not affect any of the other provisions hereof, which will nevertheless remain in full force and effect, this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, and such determination will have no effect on this Agreement in any other jurisdiction.

            (c) Successors and Assigns.

                  (1) Company. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

                  (2) Employee. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Employee, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employee's legal personal representative.

            (d) Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors-in-interest and permitted assigns. No other person is entitled to rely upon or receive any benefit from this Agreement.

            (e) Entire Agreement. This Agreement, the Proprietary Information and Inventions Agreement, and the other documents and certificates delivered pursuant to the terms hereof, constitute the entire agreement of the parties hereto in respect of the transactions contemplated herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior discussions, negotiations, correspondence, agreements, and understandings between the parties with respect to the transactions contemplated herein.

            (f) Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

            (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            (h) Captions. The headings of the sections of this Agreement are inserted for convenience of reference only, do not constitute a part hereof, and do not affect in any way the meaning, interpretation, or enforcement of this Agreement.

            (i) Governing Law. This Agreement and the rights and obligations of the parties hereunder will be governed by, and construed and interpreted in accordance with, the laws of the State of California without giving effect to the choice of law provisions thereof. Solely for purposes relating to seeking equitable relief set forth in Section 14 hereof, each party hereby submits to the non-exclusive jurisdiction of the federal or state courts located in California with respect to any claim or matter arising under this Agreement.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Employee has executed this Agreement as of the Start Date.


                                    RIBAPHARM INC.:



ATTEST:                             By:________________________________
                                        [INSERT NAME]


                                    Title:_______________________________

__________________________
Secretary


                                    EMPLOYEE:



                                    By:________________________________
                                        [INSERT NAME]

                                                                       EXHIBIT A


                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
                                 ("AGREEMENT")


      A. I recognize that Ribapharm Inc. (the "Company"), a Delaware corporation, is engaged in a continuous program of research, development, and production respecting its present and future business.

      B. I understand that as part of my employment by the Company I am expected to make new contributions and inventions of value to the Company;

      C. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to any information

            (i) applicable to the business of the Company or

            (ii) applicable to the business of any client or customer of the Company which may be made known to me by the Company or by a client or customer of the Company, or learned by me during the period of my employment;

      D. I understand that the Company possesses and will continue to possess information that has been created, discovered, or developed, or has otherwise become known to the Company (including without limitation information created, discovered, developed, or made known by or to me during the period of or arising out of my employment by the Company), or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged (all of the aforementioned information is hereinafter called "Proprietary Information"; by way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, formulae, data and know-how, improvements, inventions, manufacturing and other techniques, marketing plans, strategies, forecasts, and customer lists); and

      E. I understand that, as used herein, the period of my employment includes any time in which I may be retained by the Company as an employee or as a consultant.

      In consideration of my employment and the compensation received by me from the Company from time to time, I hereby represent and agree as follows.

            1. Prior to entering the employ of the Company, I have terminated employment with one or more prior employers. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree that I shall not enter into, any agreement either written or oral in conflict herewith.

            2. I understand, as part of the consideration for the offer of employment extended to me by the Company and of my employment or continued employment by the Company, that I have not brought and shall not bring with me to the Company or use in the performance of my responsibilities at the Company any materials or documents of a former employer which are not generally available to the public, unless I have obtained written authorization from the former employer for their possession and use. Accordingly, I advise the Company that the only materials or documents of a former employer which are not generally available to the public that I have brought or shall bring to the Company or have used or shall use in my employment are identified on Attachment I hereto, and, as to each such item, I represent that I have obtained prior to the effective date of my employment with the Company written authorization for their possession and use in my employment with the Company. I also understand that, in my employment with the Company, I am not to breach any obligation of confidentiality that I have to former employers, and I agree that I shall fulfill all such obligations during my employment with the Company.

            3. I agree to indemnify and hold harmless the Company, its stockholders, directors, officers, employees, and agents against any and all liabilities and expenses, including amounts paid in settlement, incurred by any of them in connection with any claim by any of my prior employers that the termination of my employment with such employer, my employment by the Company, or use of any skills and knowledge by the Company is a violation of contract or law.

            3. All Proprietary Information will be the sole property of the Company and its assigns, and the Company and its assigns will be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in all Proprietary Information. At all times, both during my employment by the Company and after its termination, I shall keep in confidence and trust all Proprietary Information, and I shall not use or disclose any Proprietary Information or anything relating to it without the written consent of the Company, except as may be (i) reasonably necessary or appropriate in the ordinary course of performing my duties as an employee of the Company, (ii) known generally to the public (or than as a result of disclosure by me in violation of this Section 2), or (iii) legally required.

            4. In the event of the termination of my employment by me or by the Company for any reason or no reason, I shall deliver to the Company all documents and data of any nature pertaining to my work with the Company and I shall not take with me any documents or data of any description or any reproduction of any description containing or pertaining to any Proprietary Information.

            5. I shall promptly disclose to the Company, or any persons designated by it, all improvements, inventions, formulae, processes, techniques, know-how, and data, whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment which are related to or useful in the business of the Company, or result from tasks assigned me by the Company, or result from use of premises owned, leased, or contracted for by the Company (all said improvements, inventions, formulae, processes, techniques, know-how, and data will be collectively hereinafter called "Inventions").

            6. I agree that all Inventions will be the sole property of the Company and its assigns, and the Company and its assigns will be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in all Inventions. I further agree as to all Inventions to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents on Inventions in any and all countries, and to that end I shall execute all documents for use in applying for and obtaining such patents thereon and enforcing same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing patents for Inventions in any and all countries will continue beyond the termination of my employment, but the Company will compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance.

            I understand that, in accordance with Section 2872 of the California Labor Code, the assignment provisions in this paragraph 7 do not apply to inventions for which no equipment, supplies, facility, or trade secret information of the Company was used, which were developed entirely on my own time, and (i) which do not relate (a) to the business of the Company or (b) to the Company's actual or demonstrably anticipated research or development or (ii) which do not result from any work performed by me for the Company.

            7. I have identified on Attachment II hereto all inventions or improvements relevant to the subject matter of my employment by the Company which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company which I desire to remove from the operation of this Agreement; and I covenant that such list is complete. If there is no such list on Attachment II, I represent that I have made no such inventions and improvements at the time of signing this Agreement.

            8. I agree that in addition to any other rights and remedies available to the Company for any breach by me of my obligations hereunder, the Company will be entitled to enforcement of my obligations hereunder by court injunction.

            9. If any provision of this Agreement is declared invalid, illegal or unenforceable, such provision shall be severed and all remaining provisions will continue in full force and effect.

            10. This Agreement will become effective as of the effective date of the initial public offering of the Company.

            11. This Agreement is binding upon me, my heirs, executors, assigns and administrators and shall inure to the benefit of the Company, its successors and assigns.

            12. This Agreement will be governed in all respects by the laws of the State of California.


Dated: ___________________                ______________________________
                                          Name:

ACCEPTED AND AGREED TO:

Ribapharm Inc.,
a Delaware corporation


By:__________________________
Name:
Title:

                                  ATTACHMENT I

                    Materials or Documents of Former Employer
                        Not Generally Available to Public

                                  ATTACHMENT II

                      Inventions or Improvements Made Prior
                            to Engagement by Company